SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 8, 2004

WorldCom, Inc.

(Exact Name of Registrant as Specified in Charter)

Georgia	0-11258	58-1521612
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22001 Loudoun County Parkway, Ashburn, Virginia	20147
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (703) 886-5600

Item 5.    Other Events.

On January 8, 2004, WorldCom, Inc., d/b/a MCI (the “Company”) issued a press release announcing its plan to reduce the size of its Debtor-in-Possession Credit Facility to $300 million from $1.06 billion. In the press release MCI also announced an extension until 4:15 p.m. (Eastern Time) on January 20, 2004 to the expiration date by which certain claim holders pursuant to the confirmed Plan of Reorganization may submit election forms specifying the portion of their claims they elect to be paid in the form of notes or shares of common stock in the reorganized company. A copy of this press release is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(a)		Financial Statements.

Not applicable.

(b)		Pro Forma Financial Information.

Not applicable.

(c)		Exhibits.

	Exhibit No.	Description of Exhibit

	99.1	Press Release dated January 8, 2004

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLDCOM, INC. (Registrant)

By:	/s/ ANASTASIA KELLY

Name: Anastasia Kelly Title: Executive Vice President and General Counsel

Dated: January 8, 2004

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 8, 2004

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